CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form N-1A of our report dated September 19, 2006, relating to the statement of assets and liabilities of Scottish Widows Investment Partnership Trust Global Emerging Markets Fund, which appears in such Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
September 29, 2006